UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2006

CLEAR CHOICE FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-120428	33-1080880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona 85282
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (480) 820-9766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CLEAR CHOICE FINANCIAL, INC.

FORM 8-K

CURRENT REPORT

Item 1.01.    Entry into a Material Definitive Agreement

In connection with his resignation as the Chief Executive Officer of Clear Choice Financial, Inc. (the “Company”), effective June 8, 2006 the Board of Directors revised the annual salary of Stephen G. Luke, the Company’s President, to $165,000 per annum.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 8, 2006, Mr. Luke resigned as the Company’s Chief Executive Officer and as a director of the Company, but will remain the Company's President. The Board of Directors appointed Ernest Alldredge, a member of the Company’s Board of Directors, as the Company’s Chairman of the Board.

Effective June 8, 2006, Darren Dierich resigned as a member of the Company’s Board of Directors.

Item 7.01    Regulation FD Disclosure.

On June 9, 2006, the Company issued a press release regarding the findings of an investigation of a Special Committee of the Board of Directors. The press release is incorporated by reference in this Item 7.01 of this Form 8-K and is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Press release, dated June 9, 2006, entitled “Clear Choice Financial, Inc. Announces Findings of a Special Committee Investigation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2006	CLEAR CHOICE FINANCIAL, INC.

	By:	/s/ Darren Dierich
Darren Dierich
Chief Financial Officer